UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2015

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	78402 (Zip Code)

(361) 883-5591
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 13, 2015, our subsidiary, TOR Processing and Trade, BV (“TP&T”), entered into a facilities agreement (the “Agreement”) with Rabobank (the (“Lender”) which provides the following:

•         Mortgage loan, in the amount of €1,000,000 ($909,000);

•         Term loan, in the amount of €2,350,000 ($2,136,000); and

•         Line of credit reduced from €1,100,000 to €500,000 ($454,000).

The mortgage loan, which relates to a plant expansion at TP&T, will be amortized over a period of 11 years at an interest rate of 3% per annum and is fixed for a period of 5 years.  The monthly principal payment will be €8,333 ($75,738) and the first payment will be due January 1, 2016.  The mortgage is secured by TP&T’s real estate.

The term loan, which relates to equipment purchases designed to improve production efficiencies and increase capacity at TP&T, will also be used to reduce TPT’s existing Line of credit (the “Line”) from €1,100,000 to €500,000.  The term loan will be amortized over a period of 6 years and is secured by TP&T’s assets.  The interest rate will be set for a period of three months and will be based on the relevant EURIBOR rate plus the bank margin of 2.3 percentage point per annum, which shall be fixed for a period of three years.  The monthly principal payment will be €39,167.00 ($35,598) and the first payment will be due January 1, 2016.

Lastly, the Agreement reduces TP&T’s existing Line from €1,100,000 to €500,000.  The Line will be used to finance TP&T’s normal business activities.  The interest rate will be based on the average 1-month EURIBOR plus the bank margin of 3.3 percentage point per annum.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number 10.1 10.2	Description Rabobank Facilities Agreement , dated July 13, 2015 Loan Proposal between Rabobank and TP&T
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: July 17, 2015	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 10.1 10.2	Description Rabobank Facilities Agreement , dated July 13, 2015 Loan Proposal between Rabobank and TP&T